UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

243 Tresser Blvd, 17th Floor
 Stamford, Connecticut, United States 06901
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

January 3, 2025, Sphere 3D Corp. (the "Company"), entered into a Sales Agreement (the "Agreement") with A.G.P./Alliance Global Partners (the "Sales Agent").  In accordance with the terms of the Agreement, the Company may offer and sell from time to time through or to the Sales Agent, as agent or principal, the Company's Common Shares having an aggregate offering price of up to $8,000,000 (the "Placement Shares"). The Placement Shares will be offered and sold pursuant to the Company's registration statement on Form S-3, as amended (Registration No. 333-269663) and the related base prospectus included in the registration statement, as supplemented by the prospectus supplement dated January 3, 2025.

The Company expects that any proceeds received from the facility will be used primarily for working capital and general corporate purposes and in furtherance of the Company’s corporate strategy which may include to accelerate efficiency, for the purchase/upgrade of the Company’s mining fleet, and vertical integration of infrastructure.

Neither the Company nor the Sales Agent are obligated to sell any Placement Shares pursuant to the Agreement. Subject to the terms and conditions of the Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market (“Nasdaq”), to sell the Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose. Sales of the Placement Shares, if any, will be made on Nasdaq at market prices by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. The Company shall pay to the Sales Agent in cash, upon each sale of Placement Shares pursuant to the Agreement, an amount up to 3.0% of the gross proceeds from each sale of Placement Shares. In addition, the Company agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket costs and expenses in an amount not to exceed $40,000. The Sales Agreement also contains customary representations and warranties.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

The legal opinion of Meretsky Law Firm relating to the Placement Shares is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Placement Shares, nor shall there be any sale of the Placement Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

5.1	Opinion of Meretsky Law Firm
10.1	Sales Agreement, dated as of January 3, 2025, by and between Sphere 3D Corp. and A.G.P./Alliance Global Partners.
23.1	Consent of Meretsky Law Firm (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 3, 2025

SPHERE 3D CORP.

By:	/s/ Patricia Trompeter
Patricia Trompeter
Chief Executive Officer